Exhibit 99.1

PATHEON REPORTS FISCAL 2012 THIRD QUARTER RESULTS

Revenue increases 18.0 percent with 115.1 percent gross profit improvement.

Fiscal 2012 revenue guidance increased.

TORONTO (September 13, 2012) – Patheon Inc. (TSX: PTI), a leading provider of contract development and manufacturing services to the global pharmaceutical industry, announced today fiscal 2012 third quarter and nine month results.

Third Quarter Fiscal 2012 Financial Highlights

•	Revenues in the quarter increased to $203.7 million from $172.7 million in the same period last year, an increase of 18.0 percent.

•	Gross profit in the quarter increased to $55.5 million from $25.8 million in the same period last year, an increase of 115.1 percent.

•	Adjusted EBITDA increased in the quarter to $34.6 million from $10.3 million in the same period last year, an increase of 235.9 percent.

•	Income before discontinued operations in the quarter improved to $15.5 million from income before discontinued operations of $0.6 million in the same period last year.

James C. Mullen, Patheon’s Chief Executive Officer said, “We continue to be encouraged by the progress we make in transforming the company. Our top line growth in the quarter was strong. Our transformation activities continue on track, and we are seeing the results of those efforts in our margins. As a result of the strong growth in the quarter, we are increasing our revenue guidance for the year to be in excess of $735 million.”

Fiscal 2012 Third Quarter and Nine Month Operating Results from Continuing Operations

Revenue for the third quarter increased $31.0 million, or 18.0 percent, to $203.7 million, from $172.7 million in the same period last year, driven by growth in existing business, and supported by our transformation activities. Without the negative impact of foreign exchange, revenues would have increased by approximately 24.1 percent.

Commercial manufacturing (CMO) revenues for the third quarter increased $29.6 million, or 21.3 percent, to $168.3 million, from $138.7 million in the same period last year. Pharmaceutical Development Services’ revenues for the third quarter increased $1.4 million, or 4.1 percent, to $35.4 million, from $34.0 million in the same period last year.

Revenue for the nine month period increased $20.7 million, or 4.0 percent, to $539.1 million, from $518.4 million in the same period last year. Without the negative impact of foreign exchange, revenues would have increased approximately 7.1 percent. The year-over-year growth in the nine month period would have been up 15.2 percent excluding the benefit from the contract cancellation in the prior year.

Commercial manufacturing revenues for the nine month period increased to $438.1 million, or 2.9 percent, from $425.8 million in same period last year. Excluding the $50.3 million benefit from the contract cancellation recorded in the first half of fiscal 2011, commercial manufacturing revenues would have increased by 16.7 percent. PDS revenues for the nine month period increased to $101.0 million, or 9.1 percent, from $92.6 million in the same period last year.

Gross profit for the third quarter increased $29.7 million to $55.5 million, from $25.8 million last year. The increase in gross profit was primarily due to higher volumes, operating efficiencies, favorable material mix and lower depreciation expense.

Gross profit for the nine month period increased to $103.9 million from $98.3 million in the same period last year. Excluding the $50.3 million benefit from the prior year contract cancellation, gross profit in the nine month period would have increased by $55.9 million. The increase in gross profit was primarily due to higher volumes and lower depreciation expense partially offset by the unfavorable impact associated with replacing high margin revenue from the cancelled contract with ongoing production at our normal margins.

Income before discontinued operations for the quarter was $15.5 million, or 12.0¢ per share, both basic and diluted, compared to income before discontinued operations of $0.6 million, or 0.5¢ per share, both basic and diluted, in the same period last year. The net loss before discontinued operations for the nine months was ($83.3) million, or (64.5¢) per share compared to a loss of ($6.0) million, or (4.6¢) per share in the same period of fiscal 2011. The net loss before discontinued operations for the nine months ended July 31, 2012 was primarily due to the after tax impact of the previously announced impairment charges of $57.9 million and repositioning expenses of $6.4 million, as well as the after tax impact of $12.1 million from the consulting fees related to strategic initiatives.

2012 Outlook

Based on encouraging revenue trends in the first nine months of the year the company is increasing its full year revenue guidance. The company expects 2012 revenue to exceed $735 million.

Conference Call

Patheon will host a conference call and Web cast on September 13, 2012 at 8:30 a.m. Interested parties are invited to access the conference call, via telephone, in listen-only mode, toll free at 1-888-231-8191 (U.S., including Puerto Rico) and 1-647-427-7450 (Canada and International). Listeners are encouraged to dial in five to fifteen minutes in advance to avoid delays. Slides will also be available for viewing during the call by accessing Patheon’s Web site at http://www.patheon.com/InvestorRelations/tabid/62/Default.aspx.

A telephone replay of the conference call will be available between September 13, 2012 and September 20, 2012 by dialing 1-855-859-2056 (toll free) or 1-403-451-9481, and by entering identification number 19083494, followed by the number key. The conference call will be archived at http://www.patheon.com/InvestorRelations/tabid/62/Default.aspx.

About Patheon

Patheon Inc. (TSX: PTI) is a leading global provider of contract development and manufacturing services to the global pharmaceutical industry. The company provides the highest quality products and services to approximately 300 of the world’s leading pharmaceutical and biotechnology companies. Its services range from preclinical development through commercial manufacturing of a full array of dosage forms including parenteral, soft gel, solid and liquid forms.

The company’s comprehensive range of fully integrated Pharmaceutical Development Services includes pre-formulation, formulation, analytical development, clinical manufacturing, scale-up and commercialization. The company’s integrated development and manufacturing network of 10 manufacturing facilities, nine development centers and one clinical trial material packaging facility across North America and Europe, enables customer products to be launched with confidence anywhere in the world.

Use of Non-GAAP Financial Measures

References in this press release to “Adjusted EBITDA” are to income (loss) before discontinued operations before repositioning expenses, interest expense, foreign exchange losses reclassified from other comprehensive income, refinancing expenses, gains and losses on sale of fixed assets, gain on extinguishment of debt, income taxes, asset impairment charge, depreciation and amortization and other income and expenses. “Adjusted EBITDA margin” is Adjusted EBITDA as a percentage of revenues. Since Adjusted EBITDA is a non-GAAP measure that does not have a standardized meaning, it may not be comparable to similar measures presented by other issuers. Readers are cautioned that these non-GAAP measures should not be construed as alternatives to income (loss) before discontinued operations determined in accordance with GAAP as indicators of performance. Adjusted EBITDA is used by management as an internal measure of profitability. The company has included these measures because it believes that this information is used by certain investors to assess its financial performance, before non-cash charges and certain costs that the company does not believe are reflective of its underlying business. An Adjusted EBITDA reconciliation of these amounts to the closest U.S. GAAP measure is included with the financial statements in this press release.

Caution Concerning Forward-Looking Statements

This press release contains forward-looking statements which reflect our expectations regarding our future growth, results of operations, performance (both operational and financial) and business prospects and opportunities. All statements, other than statements of historical fact, are forward-looking statements. Wherever possible, words such as “plans”, “expects” or “does not expect”, “forecasts”, “anticipates” or “does not anticipate”, “believes”, “intends” and similar expressions or statements that certain actions, events or results “may”, “could”, “should”, “would”, “might” or “will” be taken, occur or be achieved have been used to identify these forward-looking statements. Although the forward-looking statements contained in this press release reflect our current assumptions based upon information currently available to us and based upon what we believe to be reasonable assumptions, we cannot be certain that actual results will be consistent with these forward-looking statements. Our current material assumptions include assumptions related to customer volumes, regulatory compliance, foreign exchange rates and employee severance costs associated with termination. Forward-looking statements necessarily involve significant known and unknown risks, assumptions and uncertainties that may cause our actual results, performance, prospects and opportunities in future periods to differ materially from those expressed or implied by such forward-looking statements. These risks and uncertainties include, among other things, risks related to international operations and foreign currency fluctuations; customer demand for our services; regulatory matters affecting manufacturing and pharmaceutical development services; impacts of acquisitions, divestitures and restructurings; implementation of our new corporate strategy; our ability to effectively transfer business between facilities; the global economic environment; our exposure to complex production issues; our substantial financial leverage; interest rate risks; potential environmental, health and safety liabilities; credit and customer concentration; competition; rapid technological change; product liability claims; intellectual property; the existence of a significant shareholder; supply arrangements; pension plans; derivative financial instruments; and dependence upon key management, scientific and technical personnel. For additional information regarding risks and uncertainties that could affect our business, please see Item 1A “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended October 31, 2011 filed with the U.S. Securities and Exchange Commission and with the Canadian Securities Administrators. Although we have attempted to identify important risks and factors that could cause actual actions, events or results to differ materially from those described in forward-looking statements, there may be other factors and risks that cause actions, events or results not to be as anticipated, estimated or intended. There can be no assurance that forward-looking statements will prove to be accurate, as actual results and future events could differ materially from those anticipated in such statements. Accordingly, readers should not place undue reliance on forward-looking statements. These forward-looking statements are made as of the date of this press release and, except as required by law, we assume no obligation to update or revise them to reflect new events or circumstances.

Contact:

Wendy Wilson

Investor Relations and Corporate Communications

Tel: (919) 226-3313

Email: wendy.wilson@patheon.com

Patheon Inc.

CONSOLIDATED BALANCE SHEETS

(unaudited)

	As of July 31, 2012	As of October 31, 2011
(in millions of U.S. dollars)	$	$
Assets
Current
Cash and cash equivalents	35.4	33.4
Accounts receivable	138.1	158.0
Inventories	90.3	81.8
Income taxes receivable	1.9	3.1
Prepaid expenses and other	16.3	10.7
Deferred tax assets - short-term	13.3	8.1

Total current assets	295.3	295.1

Capital assets	399.2	474.2
Deferred financing costs	5.1	6.2
Deferred tax assets	36.0	39.1
Goodwill	3.4	3.5
Investments	5.8	5.3
Long-term assets held for sale	—	0.2
Other long-term assets	10.0	1.0

Total assets	754.8	824.6

Liabilities and shareholders’ equity
Current
Short-term borrowings	6.6	6.1
Accounts payable and accrued liabilities	175.3	181.5
Income taxes payable	3.3	—
Deferred revenues - short-term	8.7	8.8
Current portion of long-term debt	—	1.1

Total current liabilities	193.9	197.5

Long-term debt	310.4	280.1
Deferred revenues	34.6	27.7
Deferred tax liabilities	30.4	27.9
Other long-term liabilities	41.1	53.7

Total liabilities	610.4	586.9

Shareholders’ equity
Restricted voting shares	572.0	571.9
Contributed surplus	16.0	13.5
Deficit	(455.4)	(371.9)
Accumulated other comprehensive income	11.8	24.2

Total shareholders’ equity	144.4	237.7

Total liabilities and shareholders’ equity	754.8	824.6

Patheon Inc.

CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited)

	Three months ended July 31,		Nine months ended July 31,
	2012	2011	2012	2011
(in millions of U.S. dollars, except per share information)	$	$	$	$
Revenues	203.7	172.7	539.1	518.4
Cost of goods sold	148.2	146.9	435.2	420.1

Gross profit	55.5	25.8	103.9	98.3
Selling, general and administrative expenses	29.9	31.7	99.0	84.3
Repositioning expenses	0.1	1.9	6.9	3.4
Impairment charge	—	—	57.9	—
(Gain) loss on sale of capital assets	—	(0.1)	—	0.1

Operating income (loss)	25.5	(7.7)	(59.9)	10.5
Interest expense, net	6.8	6.3	19.8	19.0
Foreign exchange loss (gain), net	0.4	(3.6)	0.6	3.2
Other income, net	(0.5)	(6.3)	(0.6)	(5.8)

Income (loss) from continuing operations before income taxes	18.8	(4.1)	(79.7)	(5.9)
Provision for (benefit from) income taxes	3.3	(4.7)	3.6	0.1

Income (loss) before discontinued operations	15.5	0.6	(83.3)	(6.0)
Loss from discontinued operations	—	(0.2)	(0.2)	(0.5)

Net income (loss) attributable to restricted voting shareholders	15.5	0.4	(83.5)	(6.5)

Basic income (loss) per share
From continuing operations	$0.120	$0.005	($0.645)	($0.046)
From discontinued operations	—	($0.002)	($0.002)	($0.004)

Net income (loss) per share, basic	$0.120	$0.003	($0.647)	($0.050)

Diluted income (loss) per share
From continuing operations	$0.120	$0.005	($0.645)	($0.046)
From discontinued operations	—	($0.002)	($0.002)	($0.004)

Net income (loss) per share, diluted	$0.120	$0.003	($0.647)	($0.050)

Average number of shares outstanding (in thousands)
Basic	129,168	129,168	129,168	129,168

Diluted	129,200	129,168	129,168	129,168

Patheon Inc.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(unaudited)

	Nine months ended July 31,
	2012	2011
(in millions of U.S. dollars)	$	$
Operating activities
Loss before discontinued operations	(83.3)	(6.0)
Adjustments to reconcile net loss to net cash provided by operating activities
Depreciation and amortization	30.8	41.0
Impairment charge	57.9	—
Non-cash interest	0.9	0.8
Change in other long-term assets and liabilities	(1.7)	(5.3)
Deferred income taxes	(0.3)	5.9
Amortization of deferred revenues	(7.6)	(42.6)
Loss on sale of capital assets	—	0.1
Stock-based compensation expense	2.5	2.6
Other	(0.8)	(0.3)

	(1.6)	(3.8)
Net change in non-cash working capital balances related to continuing operations	(9.9)	(11.2)
Increase in deferred revenues	18.7	27.2

Cash provided by operating activities of continuing operations	7.2	12.2
Cash used in operating activities of discontinued operations	(0.4)	(0.5)

Cash provided by operating activities	6.8	11.7

Investing activities
Additions to capital assets	(32.9)	(31.2)
Proceeds on sale of capital assets	0.1	0.3

Cash used in investing activities of continuing operations	(32.8)	(30.9)
Cash provided by investing activities of discontinued operations	0.1	—

Cash used in investing activities	(32.7)	(30.9)

Financing activities
Increase in short-term borrowings	0.9	1.3
Increase in long-term debt	35.5	6.0
Repayment of long-term debt	(6.1)	(7.4)

Cash provided by (used in) financing activities	30.3	(0.1)

Effect of exchange rate changes on cash and cash equivalents	(2.4)	5.3

Net increase (decrease) in cash and cash equivalents during the period	2.0	(14.0)
Cash and cash equivalents, beginning of period	33.4	53.5

Cash and cash equivalents, end of period	35.4	39.5

ADJUSTED EBITDA BRIDGE

(unaudited)

	Three months ended July 31,		Nine months ended July 31,
	2012	2011	2012	2011
(in millions of U.S. dollars)	$	$	$	$
Adjusted EBITDA	34.6	10.3	35.2	51.9
Depreciation and amortization	(9.3)	(12.6)	(30.8)	(41.0)
Repositioning expenses	(0.1)	(1.9)	(6.9)	(3.4)
Interest expense, net	(6.8)	(6.3)	(19.8)	(19.0)
Impairment charge	—	—	(57.9)	—
Gain (loss) on sale of capital assets	—	0.1	—	(0.1)
(Provision for) benefit from income taxes	(3.3)	4.7	(3.6)	(0.1)
Other	0.4	6.3	0.5	5.7

Income (loss) before discontinued operations	15.5	0.6	(83.3)	(6.0)

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